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                                                                    Exhibit 99.2
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[LOGO OF TTI APPEARS HERE]           PROXY


102 West 500 South, Suite 320
  Salt Lake City, Utah 84101
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This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Troy D'Ambrosio and Anthony Sansone as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Transworld Telecommunications, Inc. (the "Company") held of record by the undersigned on ________, 1996, at the special meeting of shareholders to be held on _________, 1996, or any adjournment thereof.

1. PROPOSAL TO APPROVE STOCK PURCHASE AGREEMENT AND LIQUIDATION. To approve and adopt the Stock Purchase Agreement dated as of November 9, 1995 among the Company, Pacific Telesis Group and certain other parties, providing for the acquisition of all the Company's ownership interest in Wireless Holdings, Inc. and Videotron (Bay Area) Inc., in exchange for shares of Pacific Telesis Common Stock, to approve the liquidation and dissolution of the Company in accordance with the terms and conditions of a Plan of Complete Liquidation, and to approve all transactions related thereto.

               [_] FOR          [_] AGAINST          [_] ABSTAIN


2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.
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    This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.

    Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated                     ,1996
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PLEASE MARK SIGN DATE AND         Signature
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.      ------------------------------------------
-------------------------------   Signature if held jointly
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